As filed with the Securities and Exchange Commission on June 6, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IVANHOE MINES LTD.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

Suite 654, 999 Canada Place

Vancouver, British Columbia, Canada V6C 3E1

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Employees’ and Directors’ Equity Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

(212) 894-8700

(Telephone number, including area code, of agent for service)

____________________

Copies to:

Beverly A. Bartlett Ivanhoe Mines Ltd. Suite 654, 999 Canada Place Vancouver, British Columbia Canada V6C 3E1	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064	Paul L. Goldman Goodmans LLP 355 Burrard Street, Suite 1900 Vancouver, British Columbia Canada V6C 2G8

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Shares, no par value	5,000,000 shares	$15.05	$75,250,000	$2,310.18

(1)

This Registration shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents additional Common Shares reserved for issuance under the Employees’ and Directors’ Equity Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on May 31, 2007, a date within five business days of the filing of this Registration Statement.

(4)

Registration fees were previously paid for the registration of 32,000,000 common shares (File Nos. 333-113048, 333-128205 and 333-135595) under the Employees’ and Directors’ Equity Incentive Plan. The fee being paid herewith pertains to an aggregate of 5,000,000 common shares issuable under the Employees’ and Directors’ Equity Incentive Plan.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the registrant, Ivanhoe Mines Ltd. (the “Registrant”), is filing this registration statement to (i) register an additional 5,000,000 Common Shares, no par value (the “Common Shares”), issuable under its Employees’ and Directors’ Equity Incentive Plan (the “Plan”) and (ii) file a revised Plan as Exhibit 4.1. On February 24, 2004, the Registrant filed a registration statement (the “Original Registration Statement”) on Form S-8 (File No. 333-113048) with respect to the issuance of Common Shares under the Plan. On September 9, 2005, the Registrant registered on Form S-8 (File No. 333-128205) (the “2005 Registration Statement”) additional Common Shares for issuance under the Plan. On July 5, 2006, the Registrant registered on Form S-8 (333-135595) (the “2006 Registration Statement”) additional Common Shares for issuance under the Plan. The contents of the Original Registration Statement, the 2005 Registration Statement and the 2006 Registration Statement are hereby incorporated in this registration statement by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information

The information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. The Registrant will provide to the participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. The statement indicates the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement includes the address (giving title or department) and telephone number to which the request is to be directed.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
Exhibit	Description
4.1	Amended and Restated Employees’ and Directors’ Equity Incentive Plan
5.1	Opinion of Lackowicz & Shier, counsel to the Registrant, regarding the legality of the securities being registered hereby
23.1	Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of GRD Mineproc Ltd.
23.3	Consent of Norwest Corporation
23.4	Consent of Bernard Peters
23.5	Consent of Robert Cinits
23.6	Consent of Harry Parker
23.7	Consent of Allan Haines
23.8	Consent of Dean David
23.9	Consent of Richard D. Tifft III
23.10	Consent of Patrick Riley
23.11	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 5, 2007.

IVANHOE MINES LTD.
By:	/s/ Tony Giardini
Tony Giardini Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beverly Bartlett as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective June 5, 2007:

Signature	Title
/s/ John Macken John Macken	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Tony Giardini Tony Giardini	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert M. Friedland Robert M. Friedland	Chairman of the Board and Director

/s/ Peter Meredith Peter Meredith	Deputy Chairman of the Board and Director
R. Edward Flood	Director
/s/ David Huberman David Huberman	Lead Director and Director
/s/ Markus Faber Markus Faber	Director
/s/ Robert W. Hanson Robert W. Hanson	Director
/s/ Kjeld Thygesen Kjeld Thygesen	Director
John Weatherall	Director
Howard R. Balloch	Director

/s/ David Korbin David Korbin	Director
/s/ Bret Clayton Bret Clayton	Director

Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on June 5, 2007.

IVANHOE MINES LTD.
By:	/s/ Tony Giardini
Tony Giardini Chief Financial Officer

Exhibit Index

Exhibit	Description
4.1	Amended and Restated Employees’ and Directors’ Equity Incentive Plan
5.1	Opinion of Lackowicz & Shier, counsel to the Registrant, regarding the legality of the securities being registered hereby
23.1	Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of GRD Minproc Ltd.
23.3	Consent of Norwest Corporation
23.4	Consent of Bernard Peters
23.5	Consent of Robert Cinits
23.6	Consent of Harry Parker
23.7	Consent of Allan Haines
23.8	Consent of Dean David
23.9	Consent of Richard D. Tifft III
23.10	Consent of Patrick Riley
23.11	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page of this registration statement)